UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Purchase Agreement

On March 23, 2015, Select Medical Corporation (“Select”) announced that MJ Acquisition Corporation, a joint venture that Select has created with Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”), has entered into a stock purchase agreement, dated as of March 22, 2015 (the “Purchase Agreement”), as buyer with Concentra Inc. (“Concentra”) and Humana Inc. (“Humana”) to acquire all of the issued and outstanding equity securities of Concentra from Humana.  For all of the outstanding stock of Concentra, MJ Acquisition Corporation has agreed to pay a purchase price of $1.055 billion, subject to adjustments for net working capital and net debt on the closing date.  Should the Purchase Agreement be terminated by Humana under specified conditions, including circumstances where MJ Acquisition Corporation is required to close the transactions under the Purchase Agreement and there is a failure of the debt financing to be funded in accordance with its terms, a reverse termination fee of $60.0 million would be payable to Humana.  Select would be responsible for its pro rata share of the termination fee, based on Select’s ownership interest in MJ Acquisition Corporation.  Select and WCAS will own 50.1% and 49.9% common equity interest, respectively, in MJ Acquisition Corporation. The transaction, which is expected to close in the second quarter of 2015, is subject to a number of closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.

Limited Guarantee

In connection with the Purchase Agreement, each of Select and WCAS has entered into a limited guarantee (the “Limited Guarantee”), dated as of March 22, 2015, in favor of Humana to guarantee their respective pro rata share of the reverse termination fee under the Purchase Agreement.

The foregoing description of the Limited Agreement does not purport to be complete and is qualified in its entirety by reference to the Limited Guarantee.  A copy of the Limited Guarantee is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

Equity Commitment Letter

On March 22, 2015, each of Select and WCAS entered into an equity commitment letter (the “Equity Commitment Letter”) with MJ Acquisition Corporation to commit to purchase their pro rata share of the equity of MJ Acquisition Corporation for an aggregate amount of $430.0 million, subject to the terms and conditions set forth in the Equity Commitment Letter, in connection with, and partially to fund, the consideration payable by MJ Acquisition Corporation at the closing of the acquisition under the Purchase Agreement.

The foregoing description of the Equity Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Equity Commitment Letter.  A copy of the Equity Commitment Letter is attached to this report as Exhibit 10.2 and is incorporated by reference herein.

Item 7.01                   Regulation FD Disclosure

On March 23, 2015, Select issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached to this report as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among MJ Acquisition Corporation, Concentra Inc. and Humana Inc., dated March 22, 2015.

10.1	Limited Guarantee by and among Select Medical Corporation and Welsh, Carson, Anderson & Stowe XII, L.P. in favor of Humana Inc., dated March 22, 2015.

10.2	Equity Commitment Letter by and among Select Medical Corporation, Welsh, Carson, Anderson & Stowe XII, L.P. and MJ Acquisition Corporation, dated March 22, 2015.

99.1	Select Medical Corporation Press Release dated March 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: March 23, 2015	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement by and among MJ Acquisition Corporation, Concentra Inc. and Humana Inc., dated March 22, 2015.

10.1	Limited Guarantee by and among Select Medical Corporation and Welsh, Carson, Anderson & Stowe XII, L.P. in favor of Humana Inc., dated March 22, 2015.

10.2	Equity Commitment Letter by and among Select Medical Corporation, Welsh, Carson, Anderson & Stowe XII, L.P. and MJ Acquisition Corporation, dated March 22, 2015.

99.1	Select Medical Corporation Press Release dated March 23, 2015.